Exhibit 107.1
Calculation of Filing Fee Table
Form
S-3
(Form Type)
StandardAero, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, par value $0.01 per share	457(c)	187,137,524 (1)	$32.09 (2)	$6,005,243,145.16	0.00013810	$829,324.08

	Total Offering Amounts							$829,324.08

								—

	Total Fees Previously Paid

	Total Fee Offsets (3)							$829,324.08

	Net Fee Due							$ —

(1)	Represents shares of common stock that may be sold by the selling stockholders.
(2)
Pursuant to Rule 457(c) under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based upon the average of the $32.43 (high) and $31.75 (low) sale price of the common stock as reported on the New York Stock Exchange on January 22, 2026 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(3)
As set forth in Table 2 below, pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting its filing fee for this registration statement by $829,324.08, an amount equal to the registration fee associated with the unsold shares of common stock from Registrant’s registration statement on Form
S-1
(File
No. 333-287398)
initially filed on May 19, 2025 (as amended, the “Prior Registration Statement”). On May 20, 2025, the Registrant filed pre-effective
Amendment No. 1 to such registration statement (“Amendment No. 1”), which was declared effective on that date. Amendment No. 1 reduced the number of shares being registered for resale from 221,637,524 to 34,500,000 and, as a result, the amount of the registration fee payable was reduced from $978,958.54 to $152,384.26. The offering of shares of common stock under the Prior Registration Statement has been completed.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	StandardAero, Inc.	S-1	333-287398	May 19, 2025	—	$829,324.08	Equity	Common stock, par value $0.01 per share	187,137,524	$5,398,917,567.40	—

Fee Offset Sources	StandardAero, Inc.	S-1	333-287398	—	May 19, 2025	—	—	—	—	—	$978,958.54